                                                                   EXHIBIT 99.1


                          INDEX TO FINANCIAL STATEMENTS


                                                                       Page
                                                                       ----


Report of Independent Certified Public Accountants                      F-2

Statements of Assets Acquired and Liabilities Assumed of the
    Domestic Operating Assets Previously Used by Old Winstar
    and Acquired by IDT Corporation to Operate the Business             F-3

Statements of Revenue and Direct Operating Expenses of the
    Domestic Operating Assets Previously Used by Old Winstar
    and Acquired by IDT Corporation to Operate the Business             F-4

Notes to Financial Statements                                        F-5 - F-21

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Shareholders
   IDT Corporation


We have audited the accompanying statement of assets acquired and liabilities assumed and the related statement of revenue and direct operating expenses of the domestic operating assets previously used by Winstar Communications, Inc. and certain of its subsidiaries ("Old Winstar") and acquired by IDT Corporation ("IDT" or the "Company") to operate a competitive local exchange carrier in multiple jurisdictions using fixed wireless technology (the "Business"), as of December 31, 2000 and for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of IDT Corporation) as described in Note A and are not intended to be a complete presentation of the financial position or results of operations of the Business.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as of December 31, 2000, and the related revenue and direct operating expenses for the year ended December 31, 2000 of the domestic operating assets previously used by Old Winstar and acquired by the Company to operate the Business, in conformity with accounting principles generally accepted in the United States of America.




/s/GRANT THORNTON LLP


New York, New York
May 28, 2002 (except for Notes B-6 and H, as to which the date is July 28, 2002)

                                 IDT Corporation

          STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED OF THE DOMESTIC OPERATING ASSETS PREVIOUSLY USED BY OLD WINSTAR AND
               ACQUIRED BY IDT CORPORATION TO OPERATE THE BUSINESS

           As of September 30, 2001 (unaudited) and December 31, 2000
                                 (in thousands)


                                                                                         September 30,        December 31,
                                                                                             2001                2000
                                                                                         -------------        ------------
                                                                                          (unaudited)
Assets acquired
    Trade receivables, less allowance for doubtful accounts of
      $22,954 and $21,016, respectively                                                    $  16,945            $   11,248
    Inventories and assets held for sale                                                      16,805                22,521
    Prepaid expenses and other assets                                                        171,895               165,649
    Property and equipment, net                                                              336,195               897,479
    Licenses, net                                                                            180,000               451,950
    Other intangible assets, net                                                               2,507                14,432
                                                                                           ---------            ----------

                                                                                             724,347             1,563,279
                                                                                           ---------            ----------

Liabilities assumed
    Capital lease obligations                                                                342,954               311,767
    Other liabilities                                                                            268                 3,126
                                                                                           ---------            ----------

                                                                                             343,222               314,893
                                                                                           ---------            ----------

Commitments and contingencies

Net assets acquired                                                                         $381,125            $1,248,386
                                                                                           =========            ==========








The accompanying notes are an integral part of these statements.

                                 IDT Corporation

           STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES OF THE
          DOMESTIC OPERATING ASSETS PREVIOUSLY USED BY OLD WINSTAR AND
               ACQUIRED BY IDT CORPORATION TO OPERATE THE BUSINESS

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000
                                 (in thousands)


                                                         Nine months          Nine months
                                                            ended                ended               Year ended
                                                        September 30,        September 30,          December 31,
                                                            2001                  2000                  2000
                                                      -----------------    -----------------      ----------------
                                                         (unaudited)          (unaudited)

Revenue                                                  $    159,915              $ 173,932         $    230,642
                                                         ------------              ---------         ------------

Direct operating expenses
    Cost of revenues                                          156,582                146,218              203,276
    Impairment charges                                      1,015,930                      -            1,753,467
    Write-down of inventory and assets
         held for sale                                         79,363                      -               42,568
    Depreciation and amortization                             117,507                188,591              302,501
    Selling expenses                                           27,296                 33,004               38,505
    Bad debt expense                                           40,890                 12,152               46,317
    General and administrative                                137,480                127,691              179,324
                                                         ------------              ---------         ------------

         Total direct operating expenses                    1,575,048                507,656            2,565,958
                                                         ------------              ---------         ------------

         Shortfall of revenue over
             Direct operating expenses                   $ (1,415,133)            $(333,724)         $ (2,335,316)
                                                         ============             =========          ============










The accompanying notes are an integral part of these statements.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                          NOTES TO FINANCIAL STATEMENTS

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE A - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     On December 19, 2001 (the "Closing Date"), IDT Corporation ("IDT" or the "Company"), through its subsidiary, IDT Winstar Acquisition, LLC ("New Winstar"), acquired substantially all of the core domestic telecommunications assets of Winstar Communications, Inc. and certain of its subsidiaries ("Old Winstar"), which are debtors and debtors in possession in bankruptcy proceedings pending before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The acquisition was made pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated December 18, 2001, between Old Winstar and IDT Winstar Acquisition, Inc. (which on December 19, 2001, assigned its rights and obligations thereunder to New Winstar). Old Winstar operated as a Competitive Local Exchange Carrier ("CLEC") in many jurisdictions using fixed wireless technology (the "Business"). Old Winstar's core business was providing telephone and data transmission services to enterprise customers.

     The purchase price for the assets acquired was $42.5 million, $30.0 million of which was paid in cash and $12.5 million of which was paid with 990,267 newly issued shares of IDT Class B Common Stock, plus 5% of the common equity interests in New Winstar (the remaining 95% of the common equity interests as well as all of the preferred equity interests in New Winstar were owned by IDT, through a subsidiary). IDT also agreed to invest $60.0 million into New Winstar to be used as working capital. On April 16, 2002, IDT, through a subsidiary, repurchased the 5% common equity interest in New Winstar that it did not already own in exchange for 792,079 newly issued shares of IDT Class B Common Stock. As a result, IDT now owns 100% of New Winstar.

     In addition, on December 18, 2001, a Management Agreement was entered into between Old Winstar and IDT Winstar Acquisition, Inc. (which on December 19, 2001, assigned its rights and obligations thereunder to New Winstar), pursuant to which New Winstar would provide management services to, and certain funding for the continued operations of, Old Winstar, pending regulatory approval of the transfer or assignment to New Winstar of Old Winstar's spectrum under its Federal Communications Commission ("FCC") licenses and its rights pursuant to certain state regulatory licenses (see Note B).

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE A (continued)

     The term of the Management Agreement commenced on December 18, 2001 and expires upon the earliest to occur of (1) the transfer of the FCC licenses and state regulatory licenses and the non-transferred assets to New Winstar pursuant to the terms and subject to the conditions of the Asset Purchase Agreement and (2) (a) June 30, 2002 or (b) at any time after the Cutoff Date (as defined in the Management Agreement) as New Winstar, in its discretion, shall determine.

     A unique aspect of IDT's acquisition of the Business was that during the 120-day period following the Closing Date, New Winstar had the ability to direct Old Winstar and the Old Winstar subsidiaries who joined in Old Winstar's bankruptcy petition (the "Debtors") to assume (and assign to New Winstar) or to reject any executory contract or unexpired lease to which the Debtors were parties. These executory contracts and unexpired leases included real estate leases and licenses, carrier and connectivity agreements, software licenses and other miscellaneous agreements. As of the Closing Date, the Debtors were in default under many of these contracts and leases due to nonpayment. In order for these contracts and leases to be assumed, New Winstar would be required to cure the defaults by paying the past-due amounts. On April 18, 2002, New Winstar directed the Debtors to assume a number of these contracts and leases, which will require the payment of associated cure costs of approximately $14 million. The Court entered orders with respect to such assumptions on May 14, 2002 and June 11, 2002.

     The accompanying statements of assets acquired and liabilities assumed as of September 30, 2001 (unaudited) and December 31, 2000 of the Business and the related statements of revenue and direct operating expenses for the nine months ended September 30, 2001 and 2000 (unaudited) and the year ended December 30, 2000 have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE A (continued)

     The accompanying financial statements were prepared from the books and records maintained by Old Winstar, of which the Business represented a specific business unit. The Business never operated as a separate business entity or division of Old Winstar but rather was an integrated part of Old Winstar's consolidated business. The statements of revenue and direct operating expenses do not include charges from Old Winstar for corporate selling, general, administrative, interest and income tax expense because Old Winstar considered such items to be corporate expenses and did not allocate them to individual business units. Such expenses included costs for Old Winstar's executive management, information systems support, corporate accounting and treasury functions, corporate legal matters and other such costs.

     The statements of revenue and direct operating expenses include the revenue and direct operating expenses that relate to the Business. Direct operating expenses include salaries and wages, fringe benefits, materials, depreciation, amortization and other expenses directly associated with revenue-generating activities. Direct operating expenses also include allocations of certain expenses, such as marketing, occupancy and procurement costs, which were directly associated with the Business.

     A statement of cash flows is not presented because the Business did not maintain a separate cash balance. All operating activities were funded by Old Winstar. In addition, a statement of stockholders' equity is not presented as the Asset Purchase Agreement was structured such that only assets were acquired and liabilities were assumed by IDT.

     Because the Business never operated as a separate business or division of Old Winstar, the accompanying financial statements are not intended to be a complete presentation of the historical financial position, results of operations and cash flows of the Business. The historical operating results of the Business may not be indicative of its results in the future.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     1.  Revenue Recognition

         Revenue includes amounts derived from high-speed Internet and data services and local and long-distance voice services. Revenue related to high-speed Internet and data services and local and long-distance voice services is recorded as a flat monthly fee or as a monthly usage charge.

     2.  Cost of Revenues

         Cost of revenues includes (a) network costs, which consist of access, transport and termination costs, (b) network monitoring and maintenance costs, (c) building access costs, and (d) costs of capacity. Such costs are recognized when incurred in connection with the provision of services. Cost of revenues is exclusive of depreciation and amortization related to the Old Winstar network and long-term capacity agreements, which are included in "depreciation and amortization" presented separately in the accompanying statements of revenue and direct operating expenses.

     3.  Concentration of Credit Risk

         Financial instruments, which potentially subjected the Business to concentration of credit risk, consist principally of trade receivables and other receivables, which are included in "prepaid expenses and other assets." Concentration of credit risk with respect to these receivables is generally diversified due to the large number of customers comprising the customer base and their dispersion across geographic areas.

         No single customer accounted for more than 10% of the Business' revenue during the nine months ended September 30, 2001 and 2000 (unaudited) and the year ended December 31, 2000.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE B (continued)

     4.  Inventories and Assets Held for Sale

         Inventories and assets held for sale consist of telecommunications equipment and computer equipment held for sale. Telecommunications equipment and computer equipment held for sale are carried at the lower of cost or market using the specific identification method. The Business wrote down "inventories and assets held for sale" by approximately $79.4 million and $42.6 million during the nine months ended September 30, 2001 (unaudited) and the three months ended December 31, 2000, respectively.

     5.  Property and Equipment

         Property and equipment are stated at cost, less impairment charges discussed below. Depreciation and amortization are generally computed using the straight-line method over the estimated useful lives of the related assets.

         Costs incurred during the application development stage for internal use software, including operations support systems, are capitalized as incurred and aggregated approximately $28.8 million, $73.9 million and $87.9 million for the nine months ended September 30, 2001 and 2000 (unaudited) and the year ended December 31, 2000, respectively.

         Interest expense is capitalized as a component of the cost of the Business' self-constructed telecommunications network. Interest capitalized amounted to approximately $20.9 million, $33.3 million and $46.6 million for the nine months ended September 30, 2001 and 2000 (unaudited) and the year ended December 31, 2000, respectively.

         In accordance with Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the carrying value of property and equipment is assessed when factors indicating a possible impairment are present. If impairment is present, these assets are reported at the lower of carrying value or fair value.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE B (continued)

         To determine whether an impairment of property and equipment was present, IDT engaged an independent valuation consultant to perform a valuation and to assist in measuring the impairment of all of the tangible long-lived assets of the Business, which included property and equipment. Based on this valuation, write-offs have been recorded for the nine months ended September 30, 2001 (unaudited) and the three months ended December 31, 2000, of approximately $740.0 million and $1.8 billion, respectively, to reflect the Business' property and equipment at fair value.

     6.  Spectrum Licenses and Other Intangible Assets

         Spectrum licenses were acquired through business combinations, third-party purchases, applications to the FCC and FCC auctions. Intangible assets arose in connection with business combinations and include purchased customer lists. Spectrum licenses and intangible assets are being amortized by the straight-line method over their estimated useful lives. The amortization period for spectrum licenses is forty years, commencing when service begins in a specific geographic area.

         Old Winstar's 38 GHz licenses and 28 GHz LMDS licenses are subject to renewal by the FCC with staggered application deadlines ranging from February 2001 to October 2010. As of September 30, 2001 (unaudited) and December 31, 2000, the carrying value of the licenses was approximately $180.0 million and $452.0 million, respectively.

         In January 2002, Old Winstar requested the FCC's approval to assign its FCC licenses to provide domestic telecommunications services to New Winstar through its subsidiary, Winstar Spectrum, LLC. On or about April 17, 2002, the FCC approved the applications requesting FCC consent to assign the licenses, subject to certain conditions. The April 17, 2002 grant of the assignment of the 15 LMDS licenses formerly held by Old Winstar is conditional on payment on or before the consummation date of an unjust enrichment payment of $8.5 million. Pursuant to the FCC's rules, the assignment must be consummated and notice provided to the FCC within 180 days of public notice of approval, and notification of consummation must occur no later than 30 days after consummation, unless a request for extension of time to consummate is filed prior to the expiration of this 180-day period. Thus, Winstar Spectrum LLC has until October 14, 2002 to consummate the assignment of the 15 LMDS licenses and provide notification of the consummation, unless it is granted an extension of time.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE B (continued)

         As a condition of the April 17, 2002 grant of the assignment of its licenses, Old Winstar was required to identify which of its common carrier point-to-point licenses were constructed in a timely manner (with the exception of 13 World Trade Center licenses, for which a waiver was granted to allow these licenses to remain dark until March 9, 2003). Old Winstar filed the required notice on May 17, 2002, and the FCC is in the process of canceling the non-constructed point-to-point licenses. This processing has resulted in a situation whereby all of the April 17, 2002 assignment grants have not yet been entered by the FCC staff into the Universal Licensing System ("ULS").

         On June 14, 2002, New Winstar consummated the assignment of all its 38 GHz licenses and all other FCC licenses subject to the transaction, other than the 15 LMDS licenses discussed above, and provided notification to the FCC. Due to the FCC's ongoing processing of the point-to-point licenses on ULS, New Winstar was unable to file the required notices of consummation electronically on ULS. However, New Winstar filed a paper notice with the Commission Secretary. While New Winstar must file electronic notices of consummation to ensure that it is properly reflected as the licensee on ULS, the June 14, 2002 notice of consummation is an adequate notice of consummation under the circumstances, and New Winstar now holds these licenses.

         Old Winstar's policy was to assess intangible long-lived asset recoverability by considering a number of factors as of each balance sheet date, including (a) current operating results of the applicable business, (b) projected future operating results of the applicable business, (c) the occurrence of any significant regulatory changes which may have had an impact on the continuity of the business, and (d) any other material factors that affected the continuity of the applicable business. The amortization period for purchased customer lists was determined on a case-by-case basis for each acquisition based on a review of the nature of the business acquired as well as the factors cited above.

         In accordance with SFAS No. 121, to determine whether an impairment of the licenses and other long-lived intangible assets was present, IDT engaged an independent valuation consultant to perform a valuation and to assist in measuring the impairment of all of the intangible long-lived assets of the Business. Based on this valuation, which assumes, among other things, that the Business will have access to capital at a reasonable rate, write-offs have been recorded for the nine months ended September 30, 2001 (unaudited) of approximately $264.0 million to reflect the licenses at fair value. The valuation consultant determined there was no impairment with respect to the licenses at December 31, 2000.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE B (continued)

     7.  Other Assets

         Certain costs incurred in connection with installing service to customers are deferred and amortized on a straight-line basis over the average customer contract term, which increased from 18 months to 24 months during the fourth quarter of 2000. The effect of this change was not material. The carrying value of these costs included in "prepaid expenses and other assets" in the accompanying statements of assets acquired and liabilities assumed was approximately $29.8 million and $43.8 million at September 30, 2001 (unaudited) and December 31, 2000, respectively. (See Note C.)

     8.  Advertising Costs

         Advertising costs are charged to operations when the advertising first takes place. Advertising costs included in "general and administrative" expenses in the accompanying statements of revenue and direct operating expenses for the nine months ended September 30, 2001 and 2000 (unaudited) and the year ended December 31, 2000 were approximately $3.4 million, $5.8 million and $6.1 million, respectively.

     9.  Use of Estimates in Preparing Financial Statements

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities. Actual results could differ from those estimates.

    10.  Fair Value of Financial Instruments

         Financial instruments of the Business consist of trade receivables. The carrying amounts of the financial instruments of the Business at September 30, 2001 (unaudited) and December 31, 2000 approximate fair value based on the short-term nature of these instruments.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE B (continued)

   11.   Income Taxes

         No provision or benefit for income taxes has been provided in the accompanying financial statements due to the fact that the Business was not operated as a stand-alone unit and no allocation of Old Winstar's income tax provision/benefit has been made to the Business.

         Pursuant to the Asset Purchase Agreement, no tax-related assets or liabilities were acquired or assumed by IDT and, accordingly, no tax-related assets or liabilities are reflected in the accompanying financial statements.

   12.   Unaudited Interim Financial Statements

         The accompanying unaudited financial information as of September 30, 2001 and for the nine months ended September 30, 2001 and 2000 has been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting. In the opinion of management, the accompanying financial information is presented on a basis consistent with the audited financial statements and reflects all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim period presented. Results for the interim period are not necessarily indicative of the results to be expected for the year.

   13.   Effects of Recently Issued Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities." In June 2000, the FASB issued Statement of Financial Accounting Standards No. 138 ("SFAS No. 138"), which amended certain provisions of SFAS No. 133. Old Winstar adopted SFAS No. 133 and SFAS No. 138 during the second quarter of 2000. There was no material effect at adoption on the assets or revenues, costs and direct operating expenses of the Business.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE B (continued)

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS No. 141"), "Business Combinations," and Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"), "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized, but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Business would have been required to adopt SFAS No. 142 effective January 1, 2002.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition and Financial Statements" ("SAB 101"). SAB 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements. Old Winstar's adoption of this new guidance during the fourth quarter of 2000 had no material effect on the assets or revenues, costs and direct operating expenses of the Business.

         In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS No. 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes SFAS No. 121 and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that Opinion). This Statement also amends ARB No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The provisions of this Statement generally are to be applied prospectively. Accordingly, the provisions have not been adopted in the accompanying financial statements.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE C - PREPAID EXPENSES AND OTHER ASSETS

     Prepaid expenses and other assets consist of the following:

                                                                      September           December
                                                                      30, 2001            31, 2000
                                                                    -------------       ----------
                                                                   (unaudited)
                                                                             (in thousands)

       Deferred installation costs                                    $  29,801           $  43,826
       Prepaid operations and maintenance costs                          55,061              46,875
       Prepaid capacity costs                                            49,667              38,881
       Other receivables                                                 19,218              19,218
       Other assets                                                      18,148              16,849
                                                                      ---------           ---------

                                                                      $ 171,895           $ 165,649
                                                                      =========           =========


NOTE D - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                      September           December        Estimated
                                                                      30, 2001            31, 2000         useful life
                                                                    -------------       -------------     ------------
                                                                   (unaudited)
                                                                             (in thousands)

       Telecommunications equipment and software                     $  247,138           $ 646,876       3 to 25 years
       Furniture, fixtures and other                                     57,707              81,326       4 to 5 years
                                                                                                          Lesser of life of
                                                                                                              lease or life
       Leasehold improvements                                             8,819              18,697           of the asset
                                                                     ----------           ---------

                                                                        313,664             746,899
       Less accumulated depreciation and amortization                   (81,214)           (155,463)
                                                                     ----------           ---------

                                                                        232,450             591,436
       Network construction in progress                                 103,745             306,043
                                                                     ----------           ---------

                                                                     $  336,195           $ 897,479
                                                                     ==========           =========

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE D (continued)

     Property and equipment at September 30, 2001 (unaudited) and December 31, 2000 include assets purchased from and financed by Lucent Technologies Inc. ("Lucent"). Under its agreements with Lucent, Old Winstar could purchase, among other things, all equipment and labor associated with the construction of the Winstar network and certain tangible assets. Property and equipment are stated net of their impaired value as of September 30, 2001 (unaudited) and December 31, 2000. (See Note H.)


NOTE E - OTHER INTANGIBLE ASSETS

     Other intangible assets consist of the following:

                                                                      September           December        Estimated
                                                                      30, 2001            31, 2000         useful life
                                                                    -------------       -------------     ------------
                                                                   (unaudited)
                                                                             (in thousands)
       Purchased customer lists                                          $2,581            $ 16,000       5 to 25 years
       Covenants not to compete and other                                   320                 320       5 to 10 years
                                                                         ------            --------

                                                                          2,901              16,320
       Less accumulated amortization                                       (394)             (1,888)
                                                                         ------            --------

                                                                         $2,507            $ 14,432
                                                                         ======            =========

     Other intangible assets are stated net of their impaired value as of September 30, 2001 (unaudited) and December 31, 2000. (See Note H.)

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE F - CAPITAL LEASE OBLIGATIONS

     Old Winstar leased telecommunications and other assets through various equipment lease financing facilities. Such leases were historically accounted for as capital leases.

     In October 1999, Old Winstar entered into an agreement with Metromedia Fiber Network ("MFN") to obtain dark fiber capacity in 38 major markets in the United States and three major international markets. MFN would be paid approximately $300.0 million over a 20-year period commencing with the delivery of the fiber. As of December 31, 2000, Old Winstar had paid $0.3 million under this agreement and had total capital lease obligations of $4.0 million for fiber delivered through December 31, 2000. The carrying value, after impairment adjustments, of this fiber, which was accounted for as a capital lease, was approximately $6.6 million and $9.3 million at September 30, 2001 (unaudited) and December 31, 2000, respectively.

     In December 1998, the Business purchased an Indefeasible Right to Use ("IRU") from Williams Communications Inc. ("Williams") consisting of four strands of dark fiber optic cable on a national route of 14,684 route miles and a seven-year option to purchase two additional strands of dark fiber optic cable on the same route. In April 1999, the original IRU was amended to include an additional exclusive 20-year indefeasible right to use additional specified fixed circuits, which extended the long haul network of the Business. Under the December 1998 agreement, the Business was obligated to pay monthly installments of $7.7 million, through December 2005, for a total of $643.0 million. Pursuant to the April 1999 amendment, the Business was obligated to pay Williams an additional $100.0 million in various monthly installments through December 2005. The seven-year option was exercisable for an additional payment of $51.0 million, which option was never exercised by Old Winstar. The carrying value, after impairment adjustments, of this fiber, which was accounted for as a capital lease, was approximately $54.8 million and $146.3 million at September 30, 2001 (unaudited) and December 31, 2000, respectively.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE F (continued)

     As of December 31, 2000, the future minimum lease payments on these capital leases were as follows:

           Year ending December 31,                              (in thousands)
           ------------------------                              --------------
                 2001                                              $ 125,373
                 2002                                                112,888
                 2003                                                115,281
                 2004                                                 11,173
                 2005                                                 10,461
                 Thereafter                                            7,954
                                                                   ---------

                                                                     383,130
                 Less amount representing interest                   (71,363)
                                                                   ---------

                 Present value of minimum lease payments           $ 311,767
                                                                   =========

     The carrying value of assets under capital leases was $72.8 million and $174.8 million at September 30, 2001 (unaudited) and December 31, 2000, respectively, and is included in property and equipment. Amortization of these assets is included in "depreciation and amortization " expense in the accompanying statements of revenue and direct operating expenses.

     The historical carrying value of the future minimum lease payment obligations set forth in the table above is not indicative of future liabilities associated with these assets. This is because IDT has determined that the capital leases related to certain of those assets were not executory contracts or unexpired leases, and therefore were not subject to assumption or rejection after the Closing Date. Accordingly, the assets were acquired outright on the Closing Date, free and clear of all liabilities for future payments. Certain payments aggregating approximately $8.0 million were made by New Winstar in connection with these assets to maintain ongoing relationships with former creditors of Old Winstar.

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE G - CORPORATE ALLOCATIONS

     Certain operating expenses of the Business were shared by Old Winstar, the consolidated entity. These expenses include, but are not limited to marketing, occupancy, procurement and other shared expenses. These expenses are allocated to the Business based on factors such as sales volume, headcounts and identifiable assets. Expenses allocated to the Business are as follows (in thousands):

                                                                Nine months           Nine months
                                                                   ended                 ended              Year ended
                                                               September 30,         September 30,          December 31,
                                                                    2001                  2000                 2000
                                                              ----------------      ---------------        ------------
                                                                (unaudited)           (unaudited)

                  Cost of revenues                                $  95,483             $  75,103             $100,460
                  Selling expenses                                   10,184                12,699               14,075
                  General and administrative                         58,301                43,723               66,409
                                                                  ---------             ---------             --------

                       Total direct expenses                      $ 163,968             $ 131,525             $180,944
                                                                  =========             =========             ========

     Allocated expenses do not include corporate, treasury, legal, tax, information systems, interest, management fees and other similar corporate expenses. These expenses are not considered direct expenses of the Business.


NOTE H - IMPAIRMENT CHARGES

     During the nine months ended September 30, 2001 and the three months ended December 31, 2000, it became apparent that the future undiscounted cash flows associated with the Business' long-lived assets would not be sufficient to recover the net book value of such assets. In accordance with SFAS No. 121, impairment charges of approximately $1.0 billion and $1.8 billion during the nine months ended September 30, 2001 (unaudited) and the three months ended December 31, 2000, respectively, have been recorded to adjust the Business' long-lived assets, principally property, equipment, licenses and

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE H (continued)

     goodwill and other intangibles to fair value. The estimated fair values of the long-lived assets are based in part on a valuation of such assets performed by an independent valuation consultant. The fair values, as required by SFAS No. 121, did not consider the value of such assets in a forced sale or liquidation and have been based primarily upon discounted estimated future cash flows and comparative market prices. The assumptions supporting the estimated future cash flows, including the discount rates and estimated terminal values used, reflect management's best estimates. The discount rates used were primarily based upon the weighted-average cost of capital for comparable companies.


NOTE I - COMMITMENTS AND CONTINGENGIES

     The Business has operating leases for most sales and support offices, switching facilities and warehousing facilities, along with various equipment and roof access rights.

     Future minimum lease payments under noncancellable operating leases that were assumed by New Winstar are as follows:

              Year ending December 31,                     s (in thousands)
              ------------------------                      --------------
                    2001                                      $  38,773
                    2002                                         32,417
                    2003                                         27,105
                    2004                                         21,734
                    2005                                         17,450
                    Thereafter                                   65,138
                                                              ---------
                                                              $ 202,617
                                                              =========

                                 IDT Corporation

          Domestic Operating Assets Previously Used by Old Winstar and
                 Acquired by the Company to Operate the Business

                    NOTES TO FINANCIAL STATEMENTS (continued)

                     For the nine months ended September 30,
                        2001 and 2000 (unaudited) and the
                          year ended December 31, 2000



NOTE I (continued)

     Rent expense for the nine months ended September 30, 2001 and 2000 (unaudited) and the year ended December 30, 2000 was $38.9 million, $42.3 million and $61.4 million, respectively.


NOTE J - EMPLOYEE BENEFIT PLANS

     For all periods presented, the Business participated in various employee benefit plans, including a 401(k) savings plan and employee stock purchase plan, which were sponsored by Old Winstar. An allocation of costs in connection with these plans is included as part of "general and administrative" expenses in the accompanying statements of revenue and direct operating expenses.